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                                                                    Exhibit 10.5

                       PIONEER-STANDARD ELECTRONICS, INC.
                  1999 STOCK OPTION PLAN FOR OUTSIDE DIRECTORS


         Pioneer-Standard Electronics, Inc., hereinafter called the "Company," hereby adopts a stock option plan for eligible directors of the Company pursuant to the following terms and provisions:

         1. PURPOSE OF THE PLAN. The purpose of this plan, hereinafter called the "Plan," is to provide additional incentive to those directors of the Company who are not employees of the Company or any of its subsidiaries or affiliates by encouraging them to acquire a new or an additional share ownership in the Company, thus increasing their proprietary interest in the Company's business and providing them with an increased personal interest in the Company's continued success and progress. These objectives will be promoted through the grant of options to acquire the Company's Common Shares, without par value (the "Common Shares"), pursuant to the terms of the Plan. Only those directors who meet the qualifications stated above are eligible for and shall receive options under this Plan.

         2. EFFECTIVE DATE OF THE PLAN. The Plan shall become effective upon adoption by the Board of Directors on April 27, 1999, subject to approval by holders of a majority of the outstanding shares of voting capital stock of the Company. In the event the Plan is not so approved within twelve (12) months after the date the Plan is adopted by the Board of Directors, the Plan and the options granted hereunder shall be null and void.

         3. SHARES SUBJECT TO THE PLAN. The shares to be issued upon the exercise of the options granted under the Plan shall be Common Shares of the Company. Either treasury or authorized and unissued Common Shares, or both, as the Board of Directors shall from time to time determine, may be so issued. Common Shares which are the subject of any lapsed, expired or terminated options may be made available for reoffering under the Plan. If an option granted under this Plan is exercised pursuant to the terms and conditions of subsection 5(b), any Common Shares which are the subject thereof shall not thereafter be available for reoffering under the Plan.

         Subject to the provisions of the next succeeding paragraph of this
Section 3, the aggregate number of Common Shares for which options may be granted under the Plan shall be one hundred five thousand (105,000) Common Shares.

         In the event that, after the date of adoption of the Plan by the Board of Directors, the Common Shares should, as a result of a stock split, stock dividend, combination or exchange of shares, exchange for other securities, reclassification, reorganization, redesignation, merger, consolidation, recapitalization, spin-off or other such change, be increased or decreased or changed into or exchanged for a different number or kind of shares of stock or other securities of the Company or of another corporation, then (i) there shall automatically be substituted for each Common Share subject to an unexercised option (in whole or in part) granted under the Plan and each Common Share made available for grant to each eligible Director pursuant to Section 4 hereof, the number and kind of shares of stock or other securities into which each outstanding Common Share shall be changed or for which each such Common Share shall be exchanged,



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(ii) the option price per Common Share or unit of securities shall be increased or decreased proportionately so that the aggregate purchase price for the securities subject to the option shall remain the same as immediately prior to such event, and (iii) the Board shall make such other adjustments as may be appropriate and equitable to prevent enlargement or dilution of option rights. Any such adjustment may provide for the elimination of fractional shares.

         4. GRANT OF OPTIONS. Subject to the terms of the Plan, options shall be granted to each eligible director annually on the date of the Annual Meeting of Shareholders of the Company for the purchase of seven thousand five hundred (7,500) Common Shares by each such director at an option price per share equal to the fair market value of a Common Share of the Company on the date said options are granted. Each such option granted shall be immediately exercisable in full upon grant and shall remain exercisable for a period of ten (10) years from the date of grant, subject to the provisions of section 5 hereof.

         5. OPTION PROVISIONS.

                  (a) Limitation on Exercise and Transfer of Options. Only the director to whom the option is granted may exercise the same except where a guardian or other legal representative has been duly appointed for such director and except as otherwise provided in the case of such director's death. No option granted hereunder shall be transferable otherwise than by the Last Will and Testament of the director to whom it is granted or, if the director dies intestate, by the applicable laws of descent and distribution. No option granted hereunder may be pledged or hypothecated, nor shall any such option be subject to execution, attachment or similar process.

                  (b) Exercise of Option. Each option granted hereunder may be exercised in whole or in part from time to time during the option period, but this right of exercise shall be limited to whole shares. Options shall be exercised by the optionee giving written notice to the Secretary or the Vice President, Treasurer and Assistant Secretary of the Company at its principal business office, by certified mail, return receipt requested, of the intention to exercise the same and the number of Common Shares with respect to which the Option is being exercised (the "Notice of Exercise of Option") accompanied by full payment of the purchase price in cash or in whole or in part in Common Shares having a fair market value on the date before the option is exercised equal to that portion of the purchase price for which payment in cash is not made. Such Notice of Exercise of Option shall be deemed delivered upon deposit into the mails.

                  (c) Termination of Directorship. If the optionee ceases to be a director of the Company as a result of his or her voluntary resignation during his or her term or his or her removal from the Board of Directors with cause (as determined in the sole discretion of the Board of Directors), his or her option shall terminate on the effective date of termination of his or her directorship and neither he or she nor any other person shall have any right after such date to exercise all or any part of such option. If the optionee ceases to be a director of the Company for any reason other than the foregoing, including death or disability or not standing for reelection as a director, then the option will remain exercisable, subject to the terms and provisions contained herein and in the Option Agreement pursuant to which such option was granted, until the earlier of (i) the tenth



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         anniversary of the date on which the option was granted or (ii) the second anniversary of the effective date of termination, by the optionee or, in the case of the optionee's death, by the optionee's estate or by the person designated in the optionee's Last Will and Testament or to whom transferred by the applicable laws of descent and distribution.

                  (d) Option Agreements. Options granted under the Plan shall be subject to the further terms and provisions of an Option Agreement, the execution of which by each optionee shall be a condition to the receipt of an option.

         6. INVESTMENT REPRESENTATION, APPROVALS AND LISTING. The options to be granted hereunder shall be further conditioned upon receipt of the following investment representation from the optionee:

                  "I further agree that any Common Shares of Pioneer-Standard Electronics, Inc., which I may acquire by virtue of this option shall be acquired for investment purposes only and not with a view to distribution or resale; provided, however, that this restriction shall become inoperative in the event the said Common Shares subject to this option shall be registered under the Securities Act of 1933, as amended, or in the event there is presented to Pioneer-Standard Electronics, Inc. an opinion of counsel satisfactory to Pioneer-Standard Electronics, Inc., to the effect that the offer or sale of the Common Shares subject to this option may lawfully be made without registration under the Securities Act of 1933, as amended."

         The Company shall not be required to issue any certificate or certificates for Common Shares upon the exercise of an option granted under the Plan prior to (i) the obtaining of any approval from any governmental agency which the Company shall, in its sole discretion, determine to be necessary or advisable, (ii) the admission of such Common Shares to listing on any national securities exchange or transaction reporting system on which the Common Shares may be listed, (iii) the completion of any registration or other qualification of the Common Shares under any state or federal law or ruling or regulations of any governmental body which the Company shall, in its sole discretion, determine to be necessary or advisable or the determination by the Company, in its sole discretion, that any registration or other qualification of the Common Shares is not necessary or advisable and (iv) the obtaining of an investment representation from the optionee in the form stated above or in such other form as the Company, in its sole discretion, shall determine to be adequate.

         7. GENERAL PROVISIONS. For all purposes of this Plan the fair market value of a Common Share shall be determined as follows: so long as the Common Shares of the Company are listed upon an established stock exchange or exchanges or on the Nasdaq National Market such fair market value shall be determined to be the highest closing price of such Common Shares on such stock exchange or exchanges or on such transaction reporting system on the day the option is granted (or the day before the Common Shares are tendered as payment, in the case of determining fair market value for that purpose) or if no sale of such Common Shares shall have been made on any stock exchange or transaction reporting system on that day, then on the next preceding day on which there was a sale of such Common Shares; and during any period of time as such Common Shares are not listed upon an established stock exchange or the Nasdaq National Market the fair market value per share shall be the last sales price of such Common



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Shares in the over-the-counter market on the day the option is granted (or the day before the shares are tendered as payment, in the case of determining fair market value for that purpose), as reported by The Nasdaq Stock Market Inc.

         The liability of the Company under the Plan and any distribution of Common Shares made hereunder is limited to the obligations set forth herein with respect to such distribution and no term or provision of the Plan shall be construed to impose any liability on the Company in favor of any person with respect to any loss, cost or expense which the person may incur in connection with or arising out of any transaction in connection with the Plan, including, but not limited to, any liability to any Federal, state, or local tax authority and/or any securities regulatory authority.

         Nothing in the Plan or in any option agreement shall confer upon any optionee any right to continue as a director of the Company, or to be entitled to any remuneration or benefits not set forth in the Plan or such option.

         Nothing contained in the Plan or in any option agreement shall be construed as entitling any optionee to any rights of a shareholder as a result of the grant of an option until such time as Common Shares are actually issued to such optionee pursuant to the exercise of an option.

         The Plan may be assumed by the successors and assigns of the Company.

         The cash proceeds received by the Company from the issuance of Common Shares pursuant to the Plan will be used for general corporate purposes or in such other manner as the Board of Directors deems appropriate.

         The expense of administering the Plan shall be borne by the Company.

         The captions and section numbers appearing in the Plan are inserted only as a matter of convenience. They do not define, limit, construe or describe the scope or intent of the provisions of the Plan.

         8. TERMINATION OF THE PLAN. The Plan shall terminate two years from the date of its adoption by the Board of Directors of the Company and thereafter no options shall be granted hereunder. All options outstanding at the time of termination of the Plan shall continue in full force and effect in accordance with and subject to their terms and the terms and conditions of the Plan.

         9. TAXES. A participant may satisfy any federal, state and local tax obligations associated with the exercise of an option by the transfer to the Company of Common Shares or a combination of cash and Common Shares, or by requesting the Company to withhold a sufficient number of Common Shares to satisfy such tax obligations. If a participant does not satisfy his or her tax obligations in the manner described in the preceding sentence, the Company may withhold, or require a participant to remit to the Company, an amount of cash sufficient to pay any federal, state and local taxes associated with the exercise of an option.

         10. VENUE. The venue of any claim brought hereunder by an eligible Director shall be Cleveland, Ohio.


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         11. CHANGES IN GOVERNING RULES AND REGULATIONS. All references herein to the Internal Revenue Code of 1986, as amended, or sections thereof, or to rules and regulations of the Department of Treasury or of the Securities and Exchange Commission, shall mean and include the Code sections thereof and such rules and regulations as are now in effect or as they may be subsequently amended, modified, substituted or superseded.










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